                                                                   Exhibit 10.29


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, effective as of October 29, 1999, is made by and between NANOGEN, INC., a Delaware corporation (hereinafter the "Company"), and MICHAEL J. HELLER, PH.D., (hereinafter "Executive").


                                    RECITALS

         WHEREAS, the Company and Executive wish to set forth in this Agreement the terms and conditions under which Executive will continue to be employed by the Company; and


         WHEREAS, the Company wishes to be assured that Executive will be available to the Company for an additional three (3) years after July 27, 1999.


         NOW, THEREFORE, the Company and Executive, in consideration of the mutual promises set forth herein, agree as follows:


                                   ARTICLE I.

                                TERM OF AGREEMENT

         A. COMMENCEMENT DATE. The terms of this Agreement shall govern Executive's employment with the Company from July 27, 1999 ("Commencement Date") and this Agreement shall expire after a period of three (3) years from the Commencement Date, unless terminated earlier pursuant to Article 6.

         B. RENEWAL. The term of this Agreement shall be automatically renewed for successive, additional three (3) year terms unless either party delivers written notice to the other at least ninety (90) days prior to the expiration date of this Agreement of an intention to terminate this Agreement or to renew it for a term of less than three (3) years but not less than (1) year. If the term of this Agreement is renewed for a term of less than three (3) years, then thereafter the term of this Agreement shall be automatically renewed for successive, additional identical terms unless either party delivers a written notice to the other at least ninety (90) days prior to a termination date of this Agreement of an intention to terminate this Agreement or to renew it for a different term of not less than one (1) year. Any renewal bonus will be negotiated as mutually agreed to at the time of any renewal of this Agreement.

         If this Agreement is not renewed at the end of any term hereof by the Company for any reason except death, disability or retirement of Executive, notwithstanding anything herein elsewhere contained, Executive shall be paid his salary, as provided for in Section 3.A hereof, and receive the other benefits applicable under Article 4 hereof, for an additional eighteen months after the termination date hereof.


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                                   ARTICLE II.

                                EMPLOYMENT DUTIES

         A. TITLE/RESPONSIBILITIES. Executive hereby accepts employment with the Company pursuant to the terms and conditions hereof. Executive agrees to serve the Company in the position of Chief Technical Officer. Executive shall have the powers and duties commensurate with such position, including but not limited to, hiring personnel necessary (in the judgment of the Board of Directors) to carry out the responsibilities for such position.

         B. FULL TIME ATTENTION. Executive shall devote his best efforts and his full business time and attention to the performance of the services customarily incident to such office and to such other services as the Board may reasonably request, provided that Executive may serve in his capacity as adjunct professor at the bioengineering department at the University of California at San Diego, provided that such service does not interfere with Executive's ability to render services hereunder and further provided that Executive agrees that in his capacity as adjunct professor, he will not participate in any inventions, know-how, trade secrets or other intellectual property which is or could be considered competitive to Company's technology or intellectual property.

         C. OTHER ACTIVITIES. Except upon the prior written consent of the Board of Directors, Executive shall not during the period of employment engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to that of the Company or any other corporation or entity that directly or indirectly controls, is controlled by, or is under common control with the Company (an "Affiliated Company"), provided that Executive may own less than two percent of the outstanding securities of any such publicly traded competing corporation.


                                  ARTICLE III.

                                  COMPENSATION

         A. BASE SALARY. Executive shall receive a Base Salary at an annual rate of one hundred seventy seven thousand dollars ($177,000), payable in accordance with the Company's customary payroll practices. The Company's Board of Directors shall provide Executive with annual performance reviews, and, thereafter, Executive shall be entitled to such Base Salary as the Board of Directors may from time to time establish in its sole discretion.

         B. ACHIEVEMENT BONUS. The Company shall pay Executive an Achievement Bonus of up to 50% of Executive's Base Salary annually based upon achievement by the Company of its corporate goals as established and determined by the Board of Directors annually and for other achievements by the Company or the Executive during the year as approved by the Compensation Committee. The Board of Directors or Compensation Committee, as applicable,


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shall, in their respective sole discretion, determine whether such corporate or other goals have been attained or other achievements have occurred.

         C. TRANSACTION BONUS. In addition, in the event of a transaction involving a Change in Control, in a transaction approved by the Company's Board of Directors, which transaction results in the receipt by the Company's stockholders of consideration with a value representing, in the sole judgment of the Board of Directors, a significant premium over the average of the closing prices per share of the Company's common stock as quoted on the Nasdaq National Market for 20 trading days ending one day prior to the public announcement of such transaction (a "Change in Control Transaction"), Executive shall be paid a Transaction Bonus at the closing of such a transaction in the amount equal to three (3) times 50% of Executive's Base Salary in effect immediately preceding the closing of such a transaction. Executive shall also be paid said Transaction Bonus if the Company enters into a transaction approved by the Board of Directors which is not a Change in Control Transaction, but which, nonetheless, involves a significant change in the ownership of the Company or the composition of the Board of Directors of the Company, or which results in receipt of a premium for the Company's stockholders (a "Significant Event"). In the event Executive receives a Transaction Bonus, no Achievement Bonus will be paid to Executive in the year in which such Transaction Bonus is paid.

         If the Company enters into a transaction which is a Change in Control Transaction, then all of the Executive's stock options granted prior to July 27, 1999 shall become exercisable in full and all of the shares of the common stock of the Company awarded to Executive under the Company's 1997 Stock Incentive Plan and the 1993 Stock Option/Stock Issuance Plan prior to July 27, 1999 shall become fully vested. If the Company enters into a transaction which is not a Change in Control Transaction but which is a Significant Event, then the Board of Directors may, in its sole discretion, determine that all, or a portion, of the Executive's stock options granted prior to July 27, 1999 shall become exercisable in full and all, or a portion, of the shares of the common stock of the Company awarded to Executive under the Company's 1997 Stock Incentive Plan and the 1993 Stock Option/Stock Issuance Plan prior to July 27, 1999 shall become fully vested.

         D. WITHHOLDINGS. All compensation and benefits to Executive hereunder shall be subject to all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

         E. SECTION 280G. Notwithstanding anything in this Agreement to the contrary, if such Transaction Bonus, together with any other payments and/or benefits that Executive receives under this Agreement and/or under any other plan, program or arrangement sponsored by the Company in which Executive participates, constitutes an "excess parachute payment" within the meaning of
Section 280G of the internal Revenue Code of 1986, as amended, then such transaction bonus and other payments and/or benefits shall be reduced to the amount that has the maximum value to the Executive without causing any of such payment to be non-deductible by the Company under Section 280G.


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                                   ARTICLE IV.

                     EXPENSE ALLOWANCES AND FRINGE BENEFITS

         A. VACATION. Executive shall be entitled to two (2) weeks, plus one (1) additional day for each completed year of employment with the Company, of annual paid vacation during the term of this Agreement.

         B. BENEFITS. During the term of this Agreement, the Company shall also provide Executive with the usual health insurance benefits it generally provides to its other senior management employees, other than life insurance (which shall be paid directly by Executive). As Executive becomes eligible in accordance with criteria to be adopted by the Company, the Company shall provide Executive with the right to participate in and to receive benefits from accident, disability, medical, pension, bonus, stock, profit-sharing and savings plans and similar benefits made available generally to employees of the Company as such plans and benefits may be adopted by the Company, provided that Executive shall during the term of this Agreement be entitled to receive at a minimum standard medical and dental benefits similar to those typically afforded to Chief Executive Officers in similar sized biotechnology companies, excluding life insurance. The amount and extent of benefits to which Executive is entitled shall be governed by the specific benefit plan as it may be amended from time to time.

         C. COMPANY LOANS. Upon the closing of a transaction approved by the Company's Board of Directors involving a Change in Control or a Significant Event, all amounts outstanding with respect to the Loans made by Company to Executive and listed on Schedule A hereto, shall be forgiven on a pro rata basis over a four (4) year period commencing on the Executive's original date of employment by the Company (including any accrued and unpaid interest).

         D. BUSINESS EXPENSE REIMBURSEMENT. During the term of this Agreement, Executive shall be entitled to receive proper reimbursement for all reasonable out-of-pocket expenses incurred by him (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder, provided Executive properly accounts therefor.


                                   ARTICLE V.

                                 CONFIDENTIALITY

         A. PROPRIETARY INFORMATION. Executive represents and warrants that he has executed and delivered to the Company the Company's standard Proprietary Information and Inventions Agreement in form acceptable to the Company's counsel.

         B. RETURN OF PROPERTY. All documents, records, apparatus, equipment and other physical property which is furnished to or obtained by Executive in the course of his employment with the Company shall be and remain the sole property of the Company.


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Executive agrees that, upon the termination of his employment, he shall return all such property (whether or not it pertains to Proprietary Information as defined in the Proprietary Information and Inventions Agreement), and agrees not to make or retain copies, reproductions or summaries of any such property.


                                   ARTICLE VI.

                                   TERMINATION

         A. BY DEATH. The period of employment shall terminate automatically upon the death of Executive. In such event, the Company shall pay to Executive's beneficiaries or his estate, as the case may be, any accrued Base Salary, any bonus compensation to the extent earned, any vested deferred compensation (other than pension plan or profit-sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which Executive is a participant to the full extent of Executive's rights under such plans, any accrued vacation pay and any appropriate business expenses incurred by Executive in connection with his duties hereunder, all to the date of termination (collectively "Accrued Compensation"), but no other compensation or reimbursement of any kind, including, without limitation, severance compensation, and thereafter, the Company's obligations hereunder shall terminate.

         B. BY DISABILITY. If Executive is prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of more than 90 days in the aggregate in any 365-day period, then, to the extent permitted by law, the Company may terminate the employment on the 90th day of such incapacity. In such event, the Company shall pay to Executive all Accrued Compensation, and shall continue to pay to Executive the Base Salary until such time (but not more than 90 days following termination), as Executive shall become entitled to receive disability insurance payments under the disability insurance policy maintained by the Company, which disability policy shall provide for full payment of Executive's Base Salary during the period of disability, but no other compensation or reimbursement of any kind, including without limitation, severance compensation, and thereafter the Company's obligations hereunder shall terminate. Nothing in this Section shall affect Executive's rights under any disability plan in which he is a participant.

         C. BY COMPANY FOR CAUSE. The Company may terminate Executive's employment for Cause (as defined below) without liability at any time with or without advance notice to Executive. The Company shall pay Executive all Accrued Compensation, but no other compensation or reimbursement of any kind, including without limitation, severance compensation, and thereafter the Company's obligations hereunder shall terminate. Termination shall be for "Cause" in the event of the occurrence of any of the following: (a) any intentional action or intentional failure to act by Executive which was performed in bad faith and to the material detriment of the Company; (b) Executive intentionally refuses or intentionally fails to act in accordance with any lawful and proper direction or order of the Board; (c) Executive willfully and habitually neglects the duties of employment; or


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(d) Executive is convicted of a felony crime involving moral turpitude, provided that in the event that any of the foregoing events is capable of being cured, the Company shall provide written notice to Executive describing the nature of such event and Executive shall thereafter have five (5) business days to cure such event.

         D. AT WILL. At any time, the Company may terminate Executive's employment without liability other than as set forth below, for any reason not specified in Section 6.C above, by giving thirty (30) days advance written notice to Executive. If the Company elects to terminate Executive pursuant to this Section 6.D prior to a Change in Control, the Company shall pay to Executive all Accrued Compensation and shall continue to pay to Executive as provided herein Executive's Salary for six (6) months from the date of such termination as severance compensation. If the Company or its successor elects to terminate Executive pursuant to this Section after a Change in Control, the Company (or its successor) shall continue to pay to Executive as provided herein Executive's Salary for twelve (12) months from the date of such termination as severance compensation. In addition, upon any termination under this Section 6.D., all of the Executive's stock options granted prior to July 27, 1999 shall become exercisable in full and all the shares of the common stock of the Company awarded to Executive under the Company's 1997 Stock Incentive Plan and the 1993 Stock Option/Stock Issuance Plan prior to July 27, 1999 shall become fully vested. Upon payment of the severance benefits described herein, all obligations of the Company (or its successor) shall terminate.

         During the period when such severance compensation is being paid to Executive, Executive shall not (i) engage, directly or indirectly, in any other business activity that is competitive with, or that places him in a competing position to that of the Company or any Affiliated Company (provided that Executive may own less than two percent (2%) of the outstanding securities of any publicly traded corporation), or (ii) hire, solicit, or attempt to hire on behalf of himself or any other party any employee or exclusive consultant of the Company. If the Company terminates this Agreement or the employment of Executive with the Company other than pursuant to Section 6.A, 6.B or 6.C, then this
Section 6.D shall apply.

         E. CONSTRUCTIVE TERMINATION. In the event that the Company shall materially reduce the powers and duties of employment of Executive resulting in a material decrease in the responsibilities of Executive which are inconsistent with Executive acting as Chief Technical Officer of the Company, such action shall be deemed to be a termination of employment of Executive without cause pursuant to Section 6.D. In the event of a Change in Control of the Company in which the Company shall become a division or subsidiary of a larger organization, references to the Chief Technical Officer of the Company shall be deemed to mean the Chief Technical Officer of such division or subsidiary for purposes of this Section 6.E.

         1. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall have occurred if at any time during the term of Executive's employment hereunder, any of the following events shall occur:


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         a.       The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

         b. A change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either (1) had been directors of the Company 24 months prior to such change; or (2) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

         c. Any "person" (as such term is used in Section 13(d) and Section 14 of the Exchange Act) by the acquisition of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock") except that any change in the relative beneficial ownership of the Company's securities resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock , and any decrease thereafter in such person's ownership of securities shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company. Thus, for example, any person who owns less than 50% of the Company's outstanding shares, shall cause a Change in Control to occur as of any subsequent date if such person then acquires an additional interest in the Company which, when added to the person's previous holdings, causes the person to hold more than 50% of the Company's outstanding shares.

         The term "Change in Control" shall not include a transaction, the sole purpose of which is to change the state of the Company's incorporation.


                                  ARTICLE VII.

                               GENERAL PROVISIONS

         A. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement and the rights of the parties thereunder shall be interpreted and enforced under California law without reference to principles of conflicts of laws. The parties expressly agree that inasmuch as the Company's headquarters and principal place of business are located in California, it is appropriate that California law govern this Agreement.


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         B. ASSIGNMENT; SUCCESSORS; BINDING AGREEMENT.

         1. Executive may not assign, pledge or encumber his interest in this Agreement or any part thereof.

         2. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, operation of law or by agreement in form and substance reasonably satisfactory to Executive, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         3. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributee, devisees and legatees. If Executive should die while any amount is at such time payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legates or other designee or, if there be no such designee, to his estate.

         C. NO WAIVER OF BREACH. The waiver by any party of the breach of any provision of this Agreement shall not be deemed to be a waiver of any subsequent breach.

         D. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.


         To the Company:       Nanogen, Inc.
                               10398 Pacific Center Court
                               San Diego, CA 92121
                               Attn:  Chief Executive Officer

         To Executive:         Michael J. Heller, Ph.D.
                               c/o Nanogen, Inc.
                               10398 Pacific Center Court
                               San Diego, CA 92121

         E. MODIFICATION; WAIVER; ENTIRE AGREEMENT. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and such officer as may be specifically designated by the Board of the Company. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such


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other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         F. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         G. CONTROLLING DOCUMENT. This Agreement supersedes any and all prior employment agreements between the Company and Executive, but does not supersede any other agreements between Company and Executive, including but not limited to, the Nanogen Inc. Restricted Stock Purchase Agreement, any stock option agreements or common stock purchase agreements entered into pursuant to the Company's 1997 Stock Incentive Plan and the 1993 Stock Option/Stock Issuance Plan, and the Nanogen Employees' Handbook and Policies, except as expressly provided herein. In case of conflict between any of the terms and conditions of this Agreement and the documents herein referred to, the terms and conditions of this Agreement shall control.

         H. EXECUTIVE ACKNOWLEDGMENT. Executive acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

         I. REMEDIES.

         1. INJUNCTIVE RELIEF. The parties agree that the services to be rendered by Executive hereunder are of a unique nature and that in the event of any breach or threatened breach of any of the covenants contained herein, the damage or imminent damage to the value and the goodwill of the Company's business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any such provisions by Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law.

         2. EXCLUSIVE. Both parties agree that the remedy specified in Section 7.I.1 above is not exclusive of any other remedy for the breach by Executive of the terms hereof.

         J. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.


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         Executed by the parties as of the day and year first above written.


                                        NANOGEN, INC.



                                         /s/ Howard C. Birndorf
                                        -----------------------------
                                        By Howard C. Birndorf
                                        Chief Executive Officer


                                        EXECUTIVE:


                                         /s/ Michael J. Heller
                                        -----------------------------
                                        Michael J. Heller, Ph.D.



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                                   SCHEDULE A

                                LISTING OF LOANS


Date of Loan           Dollar Amount            Interest Rate (%)         Term (Years)
11/7/97                    46,952.40                 6.01                 5








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